Crossings℠

Variable Deferred Annuity

Distribution option under qualified plan.
Enrollment Form under Group Annuity Contract
No. 2007IFL and Application for Individual Contract

Mailing Instructions:
Express Mail:
AXA Equitable
Suite 100, 100 Madison St.
Syracuse N.Y. 13202
Regular Mail:
Crossings NTA
AXA Equitable
P.O. Box 4704
Syracuse N.Y. 13221-4704

AXA EQUITABLE

AXA Advisors
XXXXX

For Assistance
Call: 800-626-6673
Fax: 315-477-2673

PLEASE PRINT

1. Type of contract (Check one.)

1. ☐ Single Life
2. ☐ Joint Life – Spousal Only (Must complete Section 5.)

2. Contribution Amount

Estimated Contribution Amount $ ____________
(Initial minimum must be $25,000.)

3. Owner

If your Mailing Address is different from the Primary Residential Address below, please provide it on a separate sheet attached to this application.

☐ Male ☐ Female ____________ Social Security No.

Name (First) (Middle Initial) (Last)

U.S.A. Primary Residential Address only - No P.O. Box Permitted

City State ZIP Code

Date of Birth (M/D/Y) Daytime Phone #

E-mail Address

Valid Driver's License No./Passport #/State Issued ID # State Exp. Date
(required by the US Patriot Act)
U.S. Citizen ☐Yes ☐No (If no, please complete)

Country Passport No. U.S. Visa Type

4. Purchaser Trustee of Trust under:

☐ the 401(k) Plan sponsored by AXA Equitable Life Insurance Company
☐ the Retirement Plan for Employees, Managers and Agents sponsored by AXA Equitable Life Insurance Company
☐ the Retirement Income Security Plan for Employees of MONY Life Insurance Company
☐ the Retirement Plan for Field Underwriters of MONY Life Insurance Company

optional 5. Spouse (For Joint Life only)

☐ Male ☐ Female

Name (First) (Middle Initial) (Last)

Social Security No. Date of Birth (M/D/Y) Daytime Phone #

Valid Driver's License No./Passport #/State Issued ID # State Exp. Date
(required by the US Patriot Act)
U.S. Citizen ☐Yes ☐No (If no, please complete)

Country Passport No. U.S. Visa Type

6. Beneficiary(ies) If more than one — indicate %. Total must equal 100%.

Primary

1. ____________ ______%
Primary Beneficiary's Full Name

Relationship to Owner

2. ____________ ______%
Primary Beneficiary's Full Name

Relationship to Owner

Contingent

Contingent Beneficiary's Full Name

Relationship to Owner

7. Payment Plans

CHOOSE 1, 2 or 3 below. If you do not plan to defer your withdrawals, choose 2 or 3 and Frequency and Start Date.

Note: Distributions must be made from this contract after you reach age 70½. Whether or not you have started withdrawals, we will make Required Minimum Distribution payments to you at this time under the AXA Equitable Required Minimum Distribution (RMD) service.

1. ☐ I plan to defer my withdrawals. I understand that in order to take full advantage of this certificate/contract I must take withdrawals.
2. ☐ Maximum Payment Plan (calculated by AXA Equitable)
3. ☐ Customized Payment Plan (Total withdrawal for the contract year must not exceed your Guaranteed Annual Payment.)
   Amount $ ____________

Frequency: ☐ Monthly ☐ Quarterly ☐ Annually

Start Date: The start date will be the first of the month following the month of issue of this contract. If a later date is being requested, complete the following:

____________ (Month, Day, Year)

Withholding Information
We will automatically withhold 20% Federal income tax until you begin taking lifetime minimum distributions and at such time we will provide you with a withholding election form.

Withdrawals may be taxable as ordinary income, and if made prior to age 59½ may be subject to an additional 10% Federal income tax penalty.

8. Replacement

A. Assume the certificate/contract you are applying for with this application will be issued. Will you, or have you already surrendered, withdrawn from, loaned against, changed, or reduced in value any existing life insurance or annuity in connection with this transaction? ☐ Yes ☐ No

If Yes, complete the following:

Company	Type of Plan	Year Issued	Certificate/Contract Number

9. Suitability

1. ☐ Retired ☐ Employed

2. ____________________
Owner's Occupation

3. ____________________
Estimated Total Annual Household Income (all sources) | Estimated Net Worth (excludes residence)

4. Do you believe this purchase/transaction is in accordance with your investment objectives? ☐ Yes ☐ No

5. Are you associated with or employed by a member of FINRA (formerly NASD)? ☐ Yes ☐ No

If Yes, affiliation: ____________________

6. Marital Status:
☐ Single ☐ Married ☐ Widowed ☐ Divorced

7. Number of Dependents: ____________________

8. Federal Tax Bracket: ____________________ %

9. Purpose of Investment:
☐ Retirement Income ☐ Accumulation ☐ Other________

10. Investment Objective (Choose only one):
☐ Safety of Principal ☐ Income ☐ Income & Growth
☐ Growth ☐ Aggressive Growth

9. Suitability (continued)

11. Investment Time Horizon (Years you expect to keep this investment):
☐ 1 ☐ 2 ☐ 3 ☐ 4 ☐ 5 ☐ 6 ☐ 7 ☐ 8 ☐ 9 ☐ 10 ☐ >10

12. Risk Tolerance (Choose one that applies to this purchase only):
☐ Conservative ☐ Conservative Plus ☐ Moderate
☐ Moderate Plus ☐ Aggressive

Should be consistent with your Risk Profile from the Risk Tolerance Questionnaire.

13. Investment Assets Prior to investment (includes 401(k), IRAs, etc.):

Cash (checking, savings, money market accounts)	$________
CDs	$________
Bonds	$________
Annuities	$________
Mutual Funds	$________
Stocks	$________
Other (excludes primary residence)	$________
Total Investment Assets	$________

14. Investment Experience (in years)

	None	<1	1–4	5+
CDs	☐	☐	☐	☐
Bonds	☐	☐	☐	☐
Annuities	☐	☐	☐	☐
Mutual Funds	☐	☐	☐	☐
Stocks	☐	☐	☐	☐

10. Investment options

Allocation Portfolios (Should be consistent with your Investment Objective and your Risk Profile from the Risk Tolerance Questionnaire.)

(Whole Numbers only)

☐ Conservative Allocation	(X)	______%
☐ Conservative-Plus Allocation	(X)	______%
☐ Moderate Allocation	(X)	______%
☐ Moderate-Plus Allocation.	(X)	______%
☐ Aggressive Allocation	(X)	______%
Must Total:		100%

11. Fraud warnings

Arkansas/New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • Colorado/District of Columbia/Kentucky/Louisiana/Maine/Tennessee: It is a crime to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. • Oklahoma: Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony. • Ohio: Any person, who with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. • All other states (except Virginia): Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

12. Signature and acknowledgements

I/WE UNDERSTAND AND ACKNOWLEDGE THAT: • My account value may increase or decrease and is not guaranteed. • By signing this I acknowledge that I am buying the certificate/contract for its features and benefits other than tax deferral, as the tax deferral feature of the certificate/contract does not provide additional benefits. • All information and statements furnished in this enrollment form/application are true and complete to the best of my knowledge and belief. • AXA Equitable may accept amendments to this enrollment form/application provided by me or under my authority. • Any change made to the benefits applied for, or to the age at issue, must be agreed to in writing on an amendment. • No person has the authority to make or modify any certificate/contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. • In order to take advantage of the full potential of this contract, I must take payments/withdrawals. • I acknowledge receipt of the most current prospectus for Crossings and supplement(s) dated ____________. After reviewing the prospectus and my personal finances, I believe this contract will meet my insurable needs and financial objectives. • Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 800-628-6673, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

X

Proposed Owner/Annuitant's Signature	Signed at: City, State	Date